Exhibit 10.1
EIGHTH AMENDMENT TO CREDIT AGREEMENT
     THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT dated as of May ___, 2009 (this “Amendment”), is entered into by and between WINTRUST FINANCIAL CORPORATION (the “Borrower”) and BANK OF AMERICA, N.A. successor by merger to LaSalle Bank National Association (in its individual capacity, “Lender”).
RECITALS
     A. The Borrower and the Bank entered into that certain Credit Agreement dated as of November 1, 2005, as amended by that certain First Amendment to Credit Agreement dated as of June 1, 2006, as amended by that certain Second Amendment to Credit Agreement dated as of July 27, 2006, as amended by that certain Third Amendment to Credit Agreement dated as of January 1, 2007, as amended by that certain Fourth Amendment to Credit Agreement dated as of March 9, 2007, as amended by that certain Fifth Amendment to Credit Agreement dated as of June 1, 2007, as amended by that certain Sixth Amendment to Credit Agreement dated as of June 1, 2008 and as amended by that certain Seventh Amendment to Credit Agreement dated as of August 31, 2008 (collectively, with all amendments thereto, the “Agreement”);
     B. The Borrower has requested the Lender to waive certain financial covenants.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
     1. DEFINITIONS. All capitalized terms used herein without definition shall have the respective meanings set forth in the Agreement.
     2. AMENDMENT AND WAIVER.
          2.1 Amendment to Section 7(h) of the Agreement. Section 7(h) of the Agreement is amended in its entirety to read as follows:
     (h) cause the Borrower’s return on assets, determined on the basis of information filed in the Borrower’s Call Report to be (x) at least zero percent (0.0%) through June 30, 2009 and (y) at least 35 hundredths of one percent (.35%) at all times thereafter;
          2.2 Waiver of Cross Default. The Lender hereby waives any Default which occurred under the Agreement and any default which occurred under the $25,000,000 Subordinated Note dated October 29, 2002 executed by the Borrower in favor of the Lender, the $25,000,000 Subordinated Note dated April 30, 2003 executed by the company in favor of the Lender and the $25,000,000 Subordinated Note dated October 25, 2005 executed by the Borrower in favor of the Lender (collectively, the “Subordinated Notes”) as a result of the failure of the Borrower to be in compliance with the financial covenant in Section 7(h) of the Agreement prior to the date of this Amendment and any related cross default under the Agreement and such Subordinated Notes.

     3. WARRANTIES. To induce Lender to enter into this Amendment, the Borrower warrants that:
          3.1 Authorization. The Borrower is duly authorized to execute and deliver this Amendment and is and will continue to be duly authorized to borrow monies under the Agreement, as amended hereby, and to perform its obligations under the Agreement, as amended hereby.
          3.2 No Conflicts. The execution and delivery of this Amendment and the performance by the Borrower of its obligations under the Agreement as amended hereby, do not and will not conflict with any provision of law or of the charter or by-laws of the Borrower or of any agreement binding upon the Borrower.
          3.3 Validity and Binding Effect. The Agreement, as amended hereby, is a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies.
          3.4 No Default. As of the date hereof, after giving effect to the amendment and waivers in Section 2, no Default under the Agreement, or the Subordinated Notes or event or condition which, with the giving of notice or the passage of time, shall constitute a Default under the Agreement or the Subordinated Notes, has occurred or is continuing.
          3.5 Warranties. As of the date hereof, the representations and warranties in Section 5 of the Agreement are true and correct as though made on such date, except for such changes as are specifically permitted under the Agreement.
     4. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date above first written after receipt by the Administrative Agent of the following:
          (a) This Amendment duly executed by the Borrower and the Lender;
          (b) payment of an amendment fee in the amount of $200,000; and
          (c) payment by the Borrower of all charges and disbursements of counsel to the Lender.
     5. GENERAL.
          5.1 Confirmation of the Agreement. From and after the date hereof, each reference that appears in any other Loan Document to the Agreement shall be deemed to be a reference to the Agreement as amended hereby. As amended hereby each of the Agreement, each other Loan Document and each of the Subordinated Notes is hereby reaffirmed, approved and confirmed in every respect and shall remain in full force and effect. This Amendment is a Loan Document.

          5.2 Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.
          5.3 Successors. This Amendment shall be binding upon the Borrower and Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and Lender and the successors and assigns of Lender. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Amendment or any of the other Loan Documents.
          5.4 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement. Receipt of an executed signature page to this Amendment by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender shall deemed to be originals.
(remainder of page left intentionally blank; signature page follows)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

WINTRUST FINANCIAL CORPORATION
By:
Its:

727 North Bank Lane
Lake Forest, Illinois 60645
Attention: Edward J. Wehmer
Facsimile: (847) 615-4091

TERM LOAN A: $100,000,000.00	BANK OF AMERICA, N.A.
PRO RATA SHARE: 100%	By:
Its:

TERM LOAN B: $100,000,000.00 PRO RATA SHARE: 100%	901 Main Street, 64th Floor Dallas, Texas 75202 Attention: Mary Pat Riggins Facsimile: 214-209-3742

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